Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2026, in the Registration Statement (Form F-4) and related Prospectus of Einride AB dated April 21, 2026.

/s/ Ernst & Young AB

Stockholm, Sweden

April 21, 2026